Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

JUNE 30, 2012

BioMed Realty Trust, Inc.	Corporate Communications Contact	www.biomedrealty.com
17190 Bernardo Center Drive	Rick Howe	(858) 485-9840 phone
San Diego, CA 92128	Senior Director, Corporate Communications	(858) 485-9843 fax
richard.howe@biomedrealty.com

TABLE OF CONTENTS

JUNE 30, 2012

	Page		Page
Second Quarter Highlights	3	Common and Preferred Stock Data	20
Investor Information	4	Market Summary	21
Equity Research Coverage	5	Property Listing - Consolidated Portfolio	22-23
Financial and Operating Highlights	6	Redevelopment, Pre-development
Capitalization Summary	7	and Other Capital Improvements	24
Portfolio Summary	8	Property Listing - Unconsolidated Partnerships
Consolidated Balance Sheets	9	and Development Potential	25
Consolidated Statements of Operations	10	Lease Expirations	26
Balance Sheet / Operations Statement Detail	11	Expirations by Market	27
FFO	12	10 Largest Tenants	28
AFFO	13	Same Property Analysis	29
Reconciliation of EBITDA	14	Acquisitions / Dispositions	30
Reconciliation of Net Operating Income	15	Leasing Activity	31
Interest Expense	16	Tenant Improvements, Leasing Commissions,
Coverage Ratios	17	and Tenant Concessions	32
Debt Summary	18	Non-GAAP Financial Measure Definitions	33
Debt Maturities	19	Definitions	34

This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, developments and other investments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with downturns in foreign, domestic and local economies, changes in interest rates and foreign currency exchange rates, and volatility in the securities markets; ownership of properties outside of the United States that subject the company to different and potentially greater risks than those associated with the company’s domestic operations; risks associated with the company’s investments in loans, including borrower defaults and potential principal losses; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All amounts shown in this report are unaudited.

This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

SECOND QUARTER HIGHLIGHTS

JUNE 30, 2012

•

Increased core funds from operations (CFFO) per share for the quarter by 10.3% to $0.32 per diluted share, as compared to $0.29 per diluted share in the second quarter of 2011, excluding the impact of acquisition-related expenses. Funds from operations (FFO) per share calculated in accordance with standards established by NAREIT was $0.24 per diluted share, inclusive of $12.2 million of acquisition-related expenses ($0.08 per diluted share).

•	Increased adjusted funds from operations (AFFO) per share for the quarter by 22.2% to $0.33 per diluted share, as compared to $0.27 per diluted share in the second quarter of 2011.

•	Reported a net loss available to common stockholders for the second quarter of $8.7 million, or $0.06 per diluted share, which includes acquisition-related expenses.

•	Same property net operating income on a cash basis increased for the period by 6.4% and the same property leased percentage increased by 460 basis points as compared to the same period in 2011.

•

Generated total revenues for the quarter of $124.8 million, up 17.3% from $106.4 million in the same period in 2011 and the highest in the company’s history. Rental revenues for the quarter increased by 18.0% to $95.7 million from $81.1 million in the same period in 2011, the highest in the company’s history for the tenth consecutive quarter.

•

Increased the current operating portfolio to approximately 91.8% leased at quarter end, on a weighted-average basis, as the result of executing 23 leasing transactions representing approximately 350,800 square feet, comprised of:

•	16 new leases totaling approximately 263,400 square feet, including:

•

a new 126,065 square foot lease with AVEO Pharmaceuticals, Inc. at 650 East Kendall Street in Cambridge, Massachusetts, which is owned through a joint venture with Prudential Real Estate Investors ((PREI®);) and

•	a new 60,416 square foot lease with Depomed, Inc. at the company’s multi-tenant Pacific Research Center campus in Newark, California.

•	Seven lease renewals totaling approximately 87,400 square feet.

•

Acquired Granta Park in Cambridge, United Kingdom, comprising eleven buildings and a total of approximately 472,200 square feet of space and approximately 138,400 square feet of development and expansion rights for approximately $196.0 million, excluding transaction costs. The property was fully leased at acquisition.

•

Acquired the Summers Ridge property, comprising approximately 28 adjacent acres in San Diego, California for approximately $47 million. Concurrently, the company entered into a long-term ground lease for the entire site with Shire Regenerative Medicine (formerly Advanced BioHealing, Inc.), a subsidiary of Shire plc.

•	Completed a public offering of $250 million of unsecured 4.25% Senior Notes due 2022, issued at 99.126% of the principal amount to yield 4.358% to maturity.

About BioMed Realty Trust, Inc.

BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in properties comprising approximately 13.1 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Francisco, San Diego, Maryland, New York/New Jersey, Pennsylvania and Seattle, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.

INVESTOR INFORMATION

JUNE 30, 2012

Company Information
Corporate Headquarters	Trading Symbols	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive	BMR	Computershare Shareowner Services LLC	New York Stock Exchange
San Diego, CA 92128	BMR PrA	480 Washington Boulevard
(858) 485-9840		Jersey City, NJ 07310-1900
(858) 485-9843 (fax)		(877) 296-3711

Please visit our corporate website at:	www.biomedrealty.com

Board of Directors	Senior Management
Alan D. Gold	Alan D. Gold	Karen A. Sztraicher	Bruce D. Steel
Chairman	Chairman and Chief Executive Officer	Senior Vice President,	Managing Director,
Barbara R. Cambon	R. Kent Griffin, Jr.	Asset Management	BioMed Ventures
	President and Chief Operating Officer	John P. Bonanno	Stephen A. Willey
Edward A. Dennis, Ph.D.	Gary A. Kreitzer	Senior Vice President,	Vice President,
	Executive Vice President,	Leasing & Development	Chief Accounting Officer
Richard I. Gilchrist	General Counsel and Director	Jonathan P. Klassen	Janice L. Kameir
	Matthew G. McDevitt	Vice President,	Vice President,
Gary A. Kreitzer	Executive Vice President,	Assistant General Counsel and	Human Resources
	Real Estate	Secretary	Robert M. Sistek
Theodore D. Roth	Greg N. Lubushkin	Kevin M. Simonsen	Vice President,
	Chief Financial Officer	Vice President,	Finance
M. Faye Wilson		Real Estate Counsel

Tentative Schedule for Quarterly Results
Third Quarter 2012	November 1, 2012
Fourth Quarter 2012	February 14, 2013
First Quarter 2013	May 2, 2013
Second Quarter 2013	August 1, 2013

EQUITY RESEARCH COVERAGE

JUNE 30, 2012

BMO Capital Markets	Richard C. Anderson / Joshua Patinkin	(212) 885-4180 / (212) 883-5102	richard.anderson@bmo.com / joshua.patinkin@bmo.com

Cantor Fitzgerald	David Toti / Evan Smith	(212) 915-1219 / (212) 915-1220	dtoti@cantor.com / evan.smith@cantor.com

Cowen and Company	James Sullivan / Michael Gorman	(646) 562-1380 / (646) 562-1381	james.sullivan@cowen.com / michael.gorman@cowen.com

Green Street Advisors	John Stewart / John Hornbeak	(949) 640-8780	jstewart@greenst.com / jhornbeak@greenst.com

Jefferies & Co.	Omotayo Okusanya	(212) 336-7076	tokusanya@jefferies.com

KeyBanc Capital Markets	Jordan Sadler / Craig Mailman	(917) 368-2280 / (917) 368-2316	jsadler@keybanccm.com / cmailman@keybanccm.com

Macquarie Capital (USA)	Robert Stevenson / Nicholas Yulico	(212) 231-8068 / (212) 231-8028	rob.stevenson@macquarie.com / nicholas.yulico@macquarie.com

Morgan Stanley	Paul Morgan / Chris Caton	(415) 576-2627 / (415) 576-2637	paul.b.morgan@morganstanley.com / chris.caton@morganstanley.com

Raymond James	Paul D. Puryear / William A. Crow	(727) 567-2253 / (727) 567-5294	paul.puryear@raymondjames.com / bill.crow@raymondjames.com

Robert W. Baird & Co.	Analyst Coverage in Transition

Stifel, Nicolaus & Company, Inc.	John W. Guinee / Erin Aslakson	(443) 224-1307 / (443) 224-1350	jwguinee@stifel.com / aslaksone@stifel.com

UBS Securities	Ross T. Nussbaum	(212) 713-4760	ross.nussbaum@ubs.com

Wells Fargo Securities	Brendan Maiorana / Young Ku	(443) 263-6516 / (443) 263-6564	brendan.maiorana@wachovia.com / young.ku@wachovia.com

FINANCIAL AND OPERATING HIGHLIGHTS

JUNE 30, 2012

(In thousands, except per share and ratio amounts)

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Selected Operating Data
Total revenues	$124,848	$120,012	$111,958	$114,639	$106,409
EBITDA (1)	63,302	66,485	71,980	65,530	64,362
Adjusted EBITDA (1)	79,571	75,291	72,011	73,640	69,830
Net operating income - cash basis (2)	86,800	83,432	75,140	72,484	71,861
General and administrative expense	8,576	8,614	9,169	7,682	6,694
Acquisition-related expenses	12,245	633	309	136	334
Interest expense, net	23,825	22,219	21,725	22,887	23,378
Capitalized interest	2,090	2,360	2,260	1,996	1,817
Operating margin (3)	70.3%	69.4%	71.2%	69.2%	70.4%
General and administrative expense / Total revenues	6.9%	7.2%	8.2%	6.7%	6.3%
Net (loss)/income available to common stockholders	(8,713)	(1,339)	12,058	4,765	3,638
Net (loss)/income per share - diluted	$(0.06)	$(0.01)	$0.08	$0.03	$0.03
FFO - diluted (4)	40,680	50,197	46,880	43,778	42,114
FFO per share - diluted (4)	$0.24	$0.30	$0.30	$0.30	$0.29
CFFO per share - diluted (4)	$0.32	$0.30	$0.30	$0.30	$0.29
AFFO - diluted (4)	55,632	50,671	44,247	42,683	38,611
AFFO per share - diluted (4)	$0.33	$0.30	$0.28	$0.30	$0.27
Dividend per share - common stock	$0.215	$0.215	$0.20	$0.20	$0.20
CFFO payout ratio (5)	67.2%	71.7%	66.7%	66.7%	69.0%
AFFO payout ratio (5)	65.2%	71.7%	71.4%	66.7%	74.1%

(1)	For definitions and discussion of EBITDA and adjusted EBITDA, see page 33. For a quantitative reconciliation of the differences between adjusted EBITDA, EBITDA and net income available to common stockholders, see page 14.
(2)	For definitions and discussion of net operating income - cash basis, see page 15.
(3)	See page 15 for detail.
(4)	For definitions and discussion of FFO, CFFO and AFFO, see page 33. For a quantitative reconciliation of the differences between FFO, CFFO, AFFO and net income available to common stockholders, see pages 12 and 13.
(5)	See page 12 for detail of the CFFO payout ratio and page 13 for detail of the AFFO payout ratio.

CAPITALIZATION SUMMARY

JUNE 30, 2012

(In thousands, except per share and ratio amounts)

		6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Capitalization:
Total common shares outstanding		154,184	154,163	154,101	131,265	131,260
Total units outstanding (1)		2,943	2,957	2,980	2,980	2,980

Total common shares and units outstanding		157,127	157,120	157,081	134,245	134,240
Common share price at quarter end		$18.68	$18.98	$18.08	$16.57	$19.24

Equity value at quarter end		$2,935,122	$2,982,134	$2,840,033	$2,224,441	$2,582,770
Preferred stock at liquidation value		198,000	198,000	198,000	198,000	230,000
Consolidated debt		2,106,021	1,812,258	1,682,578	1,665,661	1,590,049

Total capitalization		$5,239,143	$4,992,392	$4,720,611	$4,088,102	$4,402,819

Debt / Total assets		43.9%	39.9%	38.0%	41.3%	39.8%
Debt / Total gross assets		39.6%	36.0%	34.5%	37.4%	36.2%
Debt / Total capitalization		40.2%	36.3%	35.6%	40.7%	36.1%
Coverage ratios (2):
Debt / Adjusted EBITDA		6.6	6.0	5.8	5.7	5.7
Interest coverage		3.8	3.8	3.7	3.5	3.3
Fixed charge coverage		3.0	3.0	2.8	2.8	2.6
Total consolidated debt:
Secured debt / Total gross assets		10.3%	11.1%	12.0%	13.6%	14.2%
Floating rate debt / Total debt		22.7%	23.5%	15.9%	13.0%	7.6%
Adjusted floating rate debt / Total debt (3)		13.2%	12.5%	—	—	—
Unencumbered real estate / Total real estate		77.0%	75.2%	73.7%	69.9%	69.0%
Unencumbered CABR / Total CABR (4)		79.3%	77.9%	73.0%	71.4%	70.5%
Unsecured line of credit capacity		$658,590	$723,090	$481,090	$526,100	$591,000

Bond covenants (5):	Requirements
Total outstanding debt / Total assets	Must be ≤ 60%	41.2%	37.2%	35.7%	38.5%	37.4%
Secured debt / Total assets	Must be ≤ 40%	10.7%	11.5%	12.5%	13.9%	14.6%
Consolidated income available for debt service / Annual debt service charge	Must be ≥ 1.5X	2.9	3.2	3.1	2.9	2.8
Unencumbered assets / Unsecured debt - Notes due 2020	Must be ≥ 150%	258%	299%	323%	293%	312%
Unencumbered assets / Unsecured debt - Notes due 2016, Notes due 2022	Must be ≥ 150%	255%	296%	320%	287%	307%

(1)	Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.
(2)	For discussion of coverage ratios, see page 33. See page 17 for the calculation of interest and fixed charge coverage ratios. See page 14 for calculation of Adjusted EBITDA.
(3)	Includes effect of interest rate swaps on the Company’s unsecured senior term loan facility. See page 18 for more information.
(4)	For discussion of current annualized base rent (CABR), see page 21.
(5)	Calculated in accordance with the covenants contained in the indenture that governs the terms of the Company’s unsecured senior notes due 2020 and supplemental and base indentures that govern the terms of the Company’s unsecured senior notes due 2016 and unsecured senior notes due 2022, which are included as exhibits to the Company’s Forms 8-K filed with the SEC on April 30, 2010, March 30, 2011, and June 28, 2012, respectively. The covenants for the unsecured senior notes due 2020, unsecured senior notes due 2016, and unsecured senior notes due 2022 are identical, except that the unencumbered total asset value definition for the unsecured senior notes due 2020 includes investments in unconsolidated partnerships accounted for under the equity method of accounting, whereas the unencumbered total asset value definition for the unsecured senior notes due 2016 and unsecured senior notes due 2022 excludes such investments in unconsolidated partnerships.

PORTFOLIO SUMMARY

JUNE 30, 2012

	Gross Book Value	Buildings	Rentable Square Feet	Weighted Average Leased % (1)
	(In thousands)
Stabilized (2)	$3,205,676	105	7,740,674	99.6%
Lease up (2)	1,041,599	44	3,278,452	67.6%

Current operating portfolio	4,247,275	149	11,019,126	91.8%
Long-term lease up (3)	335,078	10	1,389,517	64.3%

Total operating portfolio	$4,582,353	159	12,408,643	89.8%

	Gross Book Value	Buildings	Rentable Square Feet	Weighted Average Leased % (1)
	(In thousands)
Redevelopment (4)	$45,024	4	196,867	33.6%
Unconsolidated partnership portfolio (5)	32,562	3	352,863	56.4%
Development potential (4)	204,798	—	3,952,000	—

Total portfolio	$4,864,737	166	16,910,373

(1)	Calculated based on gross book value for each asset multiplied by the percentage leased.
(2)	See pages 22-23 for detail of consolidated portfolio and page 34 for definitions of terms.
(3)	Includes Pacific Research Center properties comprising Pacific Industrial Center, Pacific Research Center North and Pacific Research Center South.
(4)	See page 24 for detail of the consolidated portfolio and page 34 for definitions of terms.
(5)	See page 25 for detail of the unconsolidated partnership portfolio.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2012

(In thousands)

	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Assets
Investments in real estate, net	$4,309,421	$4,037,928	$3,950,246	$3,576,304	$3,584,259
Investments in unconsolidated partnerships	32,562	32,901	33,389	67,383	55,313
Cash and cash equivalents	17,385	13,336	16,411	16,351	12,033
Accounts receivable, net	4,241	4,426	5,141	7,542	2,486
Accrued straight-line rents, net	139,346	134,371	130,582	123,564	116,896
Deferred leasing costs, net	185,354	164,002	157,255	116,811	123,299
Other assets	111,383	158,285	135,521	121,074	98,564

Total assets	$4,799,692	$4,545,249	$4,428,545	$4,029,029	$3,992,850

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$550,704	$559,111	$587,844	$603,406	$623,121
Exchangeable senior notes	180,000	180,000	180,000	199,800	199,706
Unsecured senior notes, net	893,737	645,749	645,581	645,412	645,246
Unsecured senior term loan	400,000	400,000	—	—	—
Unsecured line of credit	78,000	26,000	268,000	216,100	121,200
Accounts payable, accrued expenses and other liabilities	157,829	156,669	134,924	136,408	129,715

Total liabilities	2,260,270	1,967,529	1,816,349	1,801,126	1,718,988
Equity:
Stockholders’ equity:
Preferred stock	191,469	191,469	191,469	191,469	222,413
Common stock	1,542	1,541	1,541	1,313	1,313
Additional paid-in capital	2,776,046	2,773,248	2,773,994	2,373,652	2,371,762
Accumulated other comprehensive loss, net	(57,326)	(58,882)	(60,138)	(61,912)	(66,880)
Dividends in excess of earnings	(381,105)	(339,243)	(304,759)	(285,996)	(264,507)

Total stockholders’ equity	2,530,626	2,568,133	2,602,107	2,218,526	2,264,101
Noncontrolling interests	8,796	9,587	10,089	9,377	9,761

Total equity	2,539,422	2,577,720	2,612,196	2,227,903	2,273,862

Total liabilities and equity	$4,799,692	$4,545,249	$4,428,545	$4,029,029	$3,992,850

CONSOLIDATED STATEMENTS OF OPERATIONS

JUNE 30, 2012

(In thousands, except share and per share data)

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Revenues:
Rental	$95,708	$91,475	$84,854	$83,549	$81,145
Tenant recoveries	28,939	28,453	26,098	26,603	24,723
Other revenue	201	84	1,006	4,487	541

Total revenues	124,848	120,012	111,958	114,639	106,409

Expenses:
Rental operations	37,044	36,729	31,899	33,876	31,298
Depreciation and amortization	47,575	44,934	36,670	36,203	35,696
General and administrative	8,576	8,614	9,169	7,682	6,694
Acquisition-related expenses	12,245	633	309	136	334

Total expenses	105,440	90,910	78,047	77,897	74,022

Income from operations	19,408	29,102	33,911	36,742	32,387
Equity in net loss of unconsolidated partnerships	(317)	(355)	(640)	(735)	(466)
Interest expense, net	(23,825)	(22,219)	(21,725)	(22,887)	(23,378)
Other (expense)/income	(549)	174	4,244	(4,259)	(691)

(Loss)/income from continuing operations	(5,283)	6,702	15,790	8,861	7,852
Income/(loss) from discontinued operations	49	(4,420)	163	76	95

Net (loss)/income	(5,234)	2,282	15,953	8,937	7,947
Net loss/(income) attributable to noncontrolling interests	172	30	(244)	(106)	(68)

Net (loss)/income attributable to the Company	(5,062)	2,312	15,709	8,831	7,879
Preferred stock dividends	(3,651)	(3,651)	(3,651)	(3,901)	(4,241)
Cost on redemption of preferred stock	—	—	—	(165)	—

Net (loss)/income available to common stockholders	$(8,713)	$(1,339)	$12,058	$4,765	$3,638

(Loss)/income from continuing operations per share atrributable to common stockholders:
Basic and diluted earnings per share	$(0.06)	$0.02	$0.08	$0.03	$0.03

Income/(loss) from discontinued operations per share atrributable to common stockholders:
Basic and diluted earnings per share	$0.00	$(0.03)	$0.00	$0.00	$0.00

Net (loss)/income per share atrributable to common stockholders:
Basic and diluted earnings per share	$(0.06)	$(0.01)	$0.08	$0.03	$0.03

Weighted-average common shares outstanding:
Basic	152,775,422	152,659,258	140,909,345	129,872,349	129,858,098

Diluted	152,775,422	155,625,204	143,889,324	132,852,328	132,840,932

BALANCE SHEET / OPERATIONS STATEMENT DETAIL

JUNE 30, 2012

(In thousands)

	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Restricted cash	$2,485	$4,830	$5,662	$6,330	$6,614
Real estate held for sale	—	28,000	—	—	—
Acquired above-market leases, net	22,292	23,670	26,318	24,015	26,340
Acquired below-market ground lease, net	11,484	11,542	11,600	—	—
Deferred loan costs, net	19,476	18,445	16,253	17,254	12,325
Lease incentives, net	21,925	24,778	22,951	22,818	23,395
Other	33,721	47,020	52,737	50,657	29,890

Other assets	$111,383	$158,285	$135,521	$121,074	$98,564

Security deposits	$12,501	$11,941	$11,907	$12,397	$11,571
Dividends and distributions payable	37,433	37,431	35,067	30,500	31,089
Accounts payable, accrued expenses and other liabilities	95,123	100,689	81,441	86,658	79,274
Derivative instruments	3,701	289	—	—	580
Acquired below-market leases, net	9,071	6,319	6,509	6,853	7,201

Accounts payable, accrued expenses and other liabilities	$157,829	$156,669	$134,924	$136,408	$129,715

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Rental operations expenses	$24,583	$24,673	$20,888	$23,082	$21,049
Real estate taxes	12,461	12,056	11,011	10,794	10,249

Rental operations	$37,044	$36,729	$31,899	$33,876	$31,298

Gain/(loss) on extinguishment of debt	$34	$182	$51	$(521)	$(249)
Gain on revaluation of acquired unconsolidated partnerships	—	—	4,679	—	—
Non-cash adjustment for marketable securities	(545)	—	(506)	(3,802)	(825)
(Loss)/gain on derivative instruments	—	(8)	20	64	383
Income tax expense	(38)	—	—	—	—

Other (expense)/income	$(549)	$174	$4,244	$(4,259)	$(691)

FFO (1)

JUNE 30, 2012

(In thousands, except share, per share and ratio amounts)

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Reconciliation of net income available to common stockholders to funds from operations (FFO):
Net (loss)/income available to common stockholders	$(8,713)	$(1,339)	$12,058	$4,765	$3,638
Adjustments:
Impairment loss	—	4,552	—	—	—
Gain on revaluation of acquired unconsolidated partnerships	—	—	(4,679)	—	—
Noncontrolling interests in operating partnership	(166)	(26)	252	111	82
Depreciation & amortization - unconsolidated partnerships	323	323	826	945	944
Depreciation & amortization - consolidated entities	47,575	44,934	36,670	36,203	35,696
Depreciation & amortization - consolidated entities - discontinued operations	—	92	92	92	92
Depreciation & amortization - allocable to noncontrolling interests of consolidated joint ventures	(27)	(27)	(27)	(26)	(26)

FFO - basic	$38,992	$48,509	$45,192	$42,090	$40,426
Interest expense - exchangeable senior notes due 2030 (2)	1,688	1,688	1,688	1,688	1,688

FFO - diluted	$40,680	$50,197	$46,880	$43,778	$42,114
Acquisition-related expenses	12,245	633	309	136	334

Core funds from operations (CFFO) - diluted	$52,925	$50,830	$47,189	$43,914	$42,448

FFO per share - basic	$0.25	$0.31	$0.31	$0.31	$0.30

FFO per share - diluted (2)	$0.24	$0.30	$0.30	$0.30	$0.29

CFFO per share - diluted (2)	$0.32	$0.30	$0.30	$0.30	$0.29

Dividends and distributions declared per common share	$0.215	$0.215	$0.20	$0.20	$0.20

CFFO payout ratio	67.2%	71.7%	66.7%	66.7%	69.0%

Weighted-average common shares and units outstanding diluted (3)	157,111,463	157,108,910	145,350,296	134,242,201	134,236,306
Dilutive effect of exchangeable senior notes due 2030 (2)	10,127,232	10,127,232	10,017,858	10,017,858	10,017,858

Weighted-average common shares and units outstanding diluted - FFO and CFFO	167,238,695	167,236,142	155,368,154	144,260,059	144,254,164

(1)	For definitions and discussion of FFO and CFFO see page 33.
(2)	The calculations of FFO and CFFO per share diluted include the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculations of FFO and CFFO per diluted share.
(3)	The three months ended June 30, 2012 includes 2,947,140 shares of OP and LTIP units, which are considered anti-dilutive for purposes of calculating diluted earnings per share. The three months ended June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011, and June 30, 2011 include 1,388,901, 1,483,706, 1,460,972, 1,389,873, and 1,395,374 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

AFFO (1)

JUNE 30, 2012

(In thousands, except per share and ratio amounts)

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Reconciliation of CFFO to adjusted funds from operations (AFFO):
CFFO - diluted	$52,925	$50,830	$47,189	$43,914	$42,448
Adjustments:
Recurring capital expenditures and second generation tenant improvements (2)	(1,716)	(4,629)	(3,201)	(4,114)	(4,520)
Leasing commissions	(1,335)	(1,419)	(1,192)	(1,096)	(1,140)
(Gain)/loss on extinguishment of debt	(34)	(182)	(51)	170	(112)
Loss/(gain) on derivative instruments	—	8	(20)	(64)	(383)
Non-cash adjustment for marketable securities	545	—	506	3,802	825
Amortization of deferred interest costs	1,736	1,742	1,748	1,754	1,760
Amortization of deferred loan costs	1,523	1,234	1,019	1,125	1,153
Amortization of fair-value of debt acquired	(130)	(231)	(327)	(428)	(427)
Amortization of debt discounts	172	168	170	260	259
Amortization of lease incentives	659	1,173	599	577	553
Depreciation included in general and administrative expense	455	442	387	435	392
Non-cash equity compensation	2,887	2,689	2,029	1,898	1,785
Cost on redemption of preferred stock	—	—	—	165	—
Straight line rents	(4,300)	(3,454)	(6,701)	(7,633)	(5,948)
Share of unconsolidated partnership adjustments (3)	26	1	(10)	(58)	(9)
Fair-value lease revenue	2,219	2,299	2,102	1,976	1,975

AFFO - diluted	$55,632	$50,671	$44,247	$42,683	$38,611

AFFO per share - diluted	$0.33	$0.30	$0.28	$0.30	$0.27

Dividends and distributions declared per common share	$0.215	$0.215	$0.20	$0.20	$0.20

AFFO payout ratio	65.2%	71.7%	71.4%	66.7%	74.1%

(1)	For definitions and discussion of AFFO see page 33.
(2)	Includes revenue enhancing and non-revenue enhancing recurring capital expenditures. Excludes first generation tenant improvements. For definitions of recurring capital expenditures, first and second generation leases, see page 34.
(3)	Share of unconsolidated partnership adjustments includes the Company’s share of amortization of deferred loan costs, lease incentives, straight line rents, and fair-value lease revenue.

RECONCILIATION OF EBITDA (1)

JUNE 30, 2012

(In thousands)

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Reconciliation of net (loss)/income available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA):
Net (loss)/income available to common stockholders	$(8,713)	$(1,339)	$12,058	$4,765	$3,638
Interest expense, net	23,825	22,219	21,725	22,887	23,378
Interest expense - unconsolidated partnerships	254	256	609	638	614
Income tax expense	38	—	—	—	—
Depreciation & amortization - consolidated entities	47,575	44,934	36,670	36,203	35,696
Depreciation & amortization - discontinued operations	—	92	92	92	92
Depreciation & amortization - unconsolidated partnerships	323	323	826	945	944

EBITDA	63,302	66,485	71,980	65,530	64,362
Noncontrolling interests	(172)	(30)	244	106	68
Impairment loss	—	4,552	—	—	—
Preferred dividends	3,651	3,651	3,651	3,901	4,241
Cost on redemption of preferred stock	—	—	—	165	—
Non-cash adjustment for marketable securities	545	—	506	3,802	825
Gain on revaluation of acquired unconsolidated partnerships	—	—	(4,679)	—	—
Acquisition-related expenses	12,245	633	309	136	334

Adjusted EBITDA	$79,571	$75,291	$72,011	$73,640	$69,830

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 33.

RECONCILIATION OF NET OPERATING INCOME (1)

JUNE 30, 2012

(In thousands, except ratio amounts)

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Net (loss)/income	$(5,234)	$2,282	$15,953	$8,937	$7,947
(Income)/loss from discontinued operations	(49)	4,420	(163)	(76)	(95)
Equity in net loss of unconsolidated partnerships	317	355	640	735	466
Interest expense, net	23,825	22,219	21,725	22,887	23,378
Other expense/(income)	549	(174)	(4,244)	4,259	691

Income from operations	19,408	29,102	33,911	36,742	32,387
Depreciation and amortization	47,575	44,934	36,670	36,203	35,696
General and administrative	8,576	8,614	9,169	7,682	6,694
Acquisition-related expenses	12,245	633	309	136	334

Consolidated net operating income	$87,804	$83,283	$80,059	$80,763	$75,111

Revenues:
Rental	$95,708	$91,475	$84,854	$83,549	$81,145
Tenant recoveries	28,939	28,453	26,098	26,603	24,723
Other revenue (2)	201	84	1,006	4,487	541

Total revenues	124,848	120,012	111,958	114,639	106,409
Expenses:
Rental operations	37,044	36,729	31,899	33,876	31,298

Consolidated net operating income	$87,804	$83,283	$80,059	$80,763	$75,111

Consolidated net operating income - cash basis (3)	$86,800	$83,432	$75,140	$72,484	$71,861

Operating margin (4)	70.3%	69.4%	71.2%	69.2%	70.4%
Operating expense recovery (5)	78.1%	77.5%	81.8%	78.5%	79.0%

(1)	For a definition and discussion of net operating income, see page 33.
(2)	Includes lease termination income.
(3)	Consolidated net operating income - cash basis is calculated as (consolidated net operating income - straight line rents - fair value lease revenue - lease incentive revenue - bad debt expense - other revenue).
(4)	Operating margin is calculated as ((rental revenues + tenant recovery revenues - rental operations) / (rental revenues + tenant recovery revenues)).
(5)	Operating expense recovery is calculated as (tenant recovery revenues / rental operations).

INTEREST EXPENSE

JUNE 30, 2012

(In thousands)

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Mortgage notes payable	$9,882	$10,275	$10,520	$10,776	$11,130
Exchangeable senior notes	1,688	1,688	1,698	1,910	1,910
Unsecured senior notes	7,767	7,678	7,678	7,678	7,635
Unsecured senior term loan	1,911	42	—	—	—
Unsecured line of credit	235	1,309	808	756	371
Line of credit fees	664	664	671	608	108
Derivative instruments	467	10	—	444	1,296

Interest expense, net - cash basis	$22,614	$21,666	$21,375	$22,172	$22,450

Non-cash interest expense
Amortization of fair-value of debt acquired	(130)	(231)	(327)	(428)	(427)
Amortization of debt discounts	172	168	170	260	259
Amortization of deferred loan costs	1,523	1,234	1,019	1,125	1,153
Amortization of deferred interest costs	1,736	1,742	1,748	1,754	1,760
Capitalized interest	(2,090)	(2,360)	(2,260)	(1,996)	(1,817)

Interest expense, net	$23,825	$22,219	$21,725	$22,887	$23,378

COVERAGE RATIOS (1)

JUNE 30, 2012

(In thousands, except ratio amounts)

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Interest coverage ratio
Adjusted EBITDA	$79,571	$75,291	$72,011	$73,640	$69,830
Interest expense:
Interest expense, net	23,825	22,219	21,725	22,887	23,378
Interest expense - unconsolidated partnerships	254	256	609	638	614
Amortization of deferred interest costs	(1,736)	(1,742)	(1,748)	(1,754)	(1,760)
Amortization of deferred loan costs	(1,523)	(1,234)	(1,019)	(1,125)	(1,153)
Amortization of debt discounts	(172)	(168)	(170)	(260)	(259)
Amortization of fair-value of debt acquired	130	231	327	428	427

Total interest expense	$20,778	$19,562	$19,724	$20,814	$21,247

Interest coverage ratio	3.8	3.8	3.7	3.5	3.3

Fixed charge coverage ratio
Adjusted EBITDA	$79,571	$75,291	$72,011	$73,640	$69,830
Fixed charges:
Interest expense, net	23,825	22,219	21,725	22,887	23,378
Interest expense - unconsolidated partnerships	254	256	609	638	614
Amortization of deferred interest costs	(1,736)	(1,742)	(1,748)	(1,754)	(1,760)
Amortization of deferred loan costs	(1,523)	(1,234)	(1,019)	(1,125)	(1,153)
Amortization of debt discounts	(172)	(168)	(170)	(260)	(259)
Amortization of fair - value of debt acquired	130	231	327	428	427
Principal payments	1,918	2,092	2,141	1,758	1,771
Preferred dividends	3,651	3,651	3,651	3,901	4,241

Total fixed charges	$26,347	$25,305	$25,516	$26,473	$27,259

Fixed charge coverage ratio	3.0	3.0	2.8	2.8	2.6

(1)	For a discussion of coverage ratios, see page 33.

DEBT SUMMARY

JUNE 30, 2012

(Dollars in thousands)

Consolidated Debt:	Stated Rate	Effective Rate	Principal Balance	Unamortized Premium / (Discount)	Carrying Value	Maturity Date
Fixed Rate Mortgages:
Center for Life Science | Boston	7.75%	7.75%	$340,334	$—	$340,334	06/14
500 Kendall Street (Kendall D)	6.38%	5.45%	61,229	2,652	63,881	12/18
Shady Grove Road	5.97%	5.97%	145,748	—	145,748	09/16
900 Uniqema Boulevard	8.61%	5.61%	710	31	741	05/15

Total / Weighted-Average on Fixed Rate Mortgages	7.12%	7.02%	548,021	2,683	550,704

Fixed Rate Debt:
Unsecured Exchangeable Senior Notes Due 2030	3.75%	3.75%	180,000	—	180,000	01/30
Unsecured Senior Notes Due 2016	3.85%	3.99%	400,000	(1,954)	398,046	04/16
Unsecured Senior Notes Due 2020	6.13%	6.27%	250,000	(2,125)	247,875	04/20
Unsecured Senior Notes Due 2022	4.25%	4.36%	250,000	(2,184)	247,816	07/22

Subtotal / Weighted-Average on Unsecured Senior Notes	4.59%	4.73%	900,000	(6,263)	893,737

Total / Weighted-Average on Fixed Rate Debt	5.35%	5.39%	1,628,021	(3,580)	1,624,441

Variable Rate Debt:
Unsecured Senior Term Loan (1)	1.90%	2.36%	400,000	—	400,000	03/17
Unsecured Line of Credit (2)	1.79%	1.79%	78,000	—	78,000	07/15

Total / Weighted-Average on Variable Rate Debt	1.88%	2.27%	478,000	—	478,000

Total / Weighted-Average on Unsecured Debt	3.66%	3.86%	1,558,000	(6,263)	1,551,737
Total / Weighted-Average on Consolidated Debt	4.57%	4.68%	$2,106,021	$(3,580)	$2,102,441

Share of Unconsolidated Partnership Debt:

PREI Secured Construction Loan (20%) (variable)	3.25%	3.25%	27,795	—	27,795	08/13

Total / Weighted-Average on Share of Unconsolidated Partnership Debt	3.25%	3.25%	27,795	—	27,795
Total / Weighted-Average on Consolidated and Share of Unconsolidated Partnership Debt	4.55%	4.66%	$2,133,816	$(3,580)	$2,130,236

(1)	The company entered into interest rate swap agreements that effectively fix the interest rate on $200 million of the $400 million outstanding under the unsecured senior term loan facility at 2.81% for five years, subject to adjustments based on the company’s credit ratings. Including the effect of these swaps, the weighted-average effective interest rate for the $400 million outstanding under the unsecured senior term loan facility was 2.36% at June 30, 2012.
(2)	Effective rate excludes facility fee of 35 bps on the entire capacity of the unsecured line of credit or $750.0 million at approximately $664,000 per quarter.

DEBT MATURITIES

JUNE 30, 2012

(In thousands)

Weighted-average debt maturity is 6.1 years for consolidated debt (excluding extension options)

	2012	2013	2014	2015	2016	Thereafter	Total
Consolidated debt:
Fixed rate debt:
Fixed rate mortgages	$3,922	$8,291	$339,020	$6,253	$143,426	$47,109	$548,021
Unsecured exchangeable senior notes due 2030 (1)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2016	—	—	—	—	400,000	—	400,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000
Unsecured senior notes due 2022	—	—	—	—	—	250,000	250,000

Total fixed rate debt	3,922	8,291	339,020	6,253	543,426	727,109	1,628,021
Variable rate debt:
Unsecured senior term loan	—	—	—	—	—	400,000	400,000
Unsecured line of credit	—	—	—	78,000	—	—	78,000

Total variable rate debt	—	—	—	78,000	—	400,000	478,000

Total consolidated debt	$3,922	$8,291	$339,020	$84,253	$543,426	$1,127,109	$2,106,021

Share of unconsolidated partnership debt:
PREI secured construction loan (20%) (variable)	—	27,795	—	—	—	—	27,795

Share of total unconsolidated partnership debt	$—	$27,795	$—	$—	$—	$—	$27,795

Total consolidated and share of unconsolidated partnership debt	$3,922	$36,086	$339,020	$84,253	$543,426	$1,127,109	$2,133,816

(1)	The holders of the unsecured exchangeable senior notes due 2030 (the “2030 Notes”) have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.

COMMON AND PREFERRED STOCK DATA

JUNE 30, 2012

(Shares in thousands)

SUMMARY OF COMMON SHARES

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Earnings per share
Weighted-average common shares outstanding	152,775	152,659	140,909	129,872	129,858
Weighted-average OP and LTIP units outstanding	—	2,966	2,980	2,980	2,983

Diluted common shares - EPS	152,775	155,625	143,889	132,852	132,841

Funds from operations
Weighted-average common shares outstanding	152,775	152,659	140,909	129,872	129,858
Weighted-average OP and LTIP units outstanding	2,948	2,966	2,980	2,980	2,983
Dilutive effect of restricted stock	1,389	1,484	1,461	1,390	1,395
Dilutive effect of exchangeable senior notes due 2030	10,127	10,127	10,018	10,018	10,018

Diluted common shares - FFO	167,239	167,236	155,368	144,260	144,254

Closing common shares, OP and LTIP units outstanding	157,127	157,120	157,081	134,245	134,240
Preferred shares outstanding	7,920	7,920	7,920	7,920	9,200
High price	$20.30	$19.65	$18.95	$21.03	$20.86
Low price	$17.52	$17.72	$15.44	$14.94	$18.14
Average closing price	$18.71	$18.65	$17.68	$18.16	$19.31
Closing price	$18.68	$18.98	$18.08	$16.57	$19.24
Dividends per share - annualized	$0.86	$0.86	$0.80	$0.80	$0.80
Closing dividend yield - annualized	4.6%	4.5%	4.4%	4.8%	4.2%

DIVIDENDS PER SHARE

	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Common Stock - BMR
Amount	$0.215	$0.215	$0.20	$0.20	$0.20
Declared	June 15, 2012	March 15, 2012	December 14, 2011	September 15, 2011	June 15, 2011
Record	June 29, 2012	March 30, 2012	December 30, 2011	September 30, 2011	June 30, 2011
Paid	July 16, 2012	April 16, 2012	January 17, 2012	October 17, 2011	July 15, 2011
Preferred Stock - BMR PrA
Amount	$0.46094	$0.46094	$0.46094	$0.46094	$0.46094
Declared	June 15, 2012	March 15, 2012	December 14, 2011	September 15, 2011	June 15, 2011
Record	June 29, 2012	March 30, 2012	December 30, 2011	September 30, 2011	June 30, 2011
Paid	July 16, 2012	April 16, 2012	January 17, 2012	October 17, 2011	July 15, 2011

MARKET SUMMARY

JUNE 30, 2012

		Current (1)			Expiration (2)
Market	Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft
		(In thousands)			(In thousands)
Boston	2,769,900	$150,537	35.2%	$54.35	$152,171	31.3%	$54.94
San Francisco	2,222,891	65,090	15.2%	29.28	78,859	16.2%	35.48
San Diego	1,820,512	60,986	14.3%	33.50	75,652	15.6%	41.56
Maryland	1,480,115	57,237	13.4%	38.67	72,146	14.9%	48.74
New York / New Jersey	1,171,424	39,363	9.2%	33.60	48,903	10.1%	41.75
Pennsylvania	652,009	15,159	3.5%	23.25	16,083	3.3%	24.67
Seattle	244,737	11,682	2.7%	47.73	13,443	2.8%	54.93
University Related - Other	829,576	27,369	6.5%	32.99	28,185	5.8%	33.98

Total portfolio / weighted-average	11,191,164	$427,423	100.0%	$38.19	$485,442	100.0%	$43.38

	Percent Leased
Market	Current Operating Portfolio	Long-Term Lease Up (3)	Total Operating Portfolio	Redevelopment (4)	Unconsolidated Partnership Portfolio (5)
Boston	91.2%	—	91.2%	—	45.0%
San Francisco	92.9%	64.6%	78.9%	—	—
San Diego	91.0%	—	91.0%	—	100.0%
Maryland	97.3%	—	97.3%	55.9%	—
New York / New Jersey	83.0%	—	83.0%	—	—
Pennsylvania	89.8%	—	89.8%	—	—
Seattle	63.0%	—	63.0%	—	—
University Related - Other	98.7%	—	98.7%	—	—

Total portfolio (6)	90.6%	64.6%	87.7%	55.9%	56.4%

Total portfolio weighted-average leased % (7)	91.8%	64.3%	89.8%	33.6%	56.4%

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.
(3)	Includes Pacific Research Center properties comprising Pacific Industrial Center, Pacific Research Center North and Pacific Research Center South.
(4)	See page 24 for detail of the consolidated portfolio and page 34 for definitions of terms.
(5)	See page 25 for detail of the unconsolidated partnership portfolio.
(6)	Calculated based on leased square feet divided by total square feet.
(7)	Calculated based on gross book value for each asset multiplied by the percentage leased.

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

JUNE 30, 2012

	Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Percent of Rentable Sq Ft	Leased Square Feet	Percent Leased
								6/30/12	3/31/12
	Boston
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.6%	75,003	100.0%	100.0%
2	320 Bent Street (2)	December 14, 2011	Lease Up	1	184,405	1.5%	145,304	78.8%	78.8%
3	301 Binney Street (2)	December 14, 2011	Lease Up	1	417,290	3.3%	310,381	74.4%	74.4%
4	301 Binney Street Garage (2)	December 14, 2011	Stabilized	1	503 Stalls	n/a	503 Stalls	100.0%	100.0%
5	210 Broadway	February 9, 2012	Lease Up	1	64,812	0.5%	16,933	26.1%	14.2%
6	Center for Life Science | Boston	November 17, 2006	Stabilized	1	704,159	5.6%	696,383	98.9%	97.6%
7	Charles Street	April 7, 2006	Stabilized	1	47,912	0.4%	47,912	100.0%	100.0%
8	Coolidge Avenue	April 5, 2005	Lease Up	1	37,684	0.3%	32,584	86.5%	86.5%
9	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.4%	48,627	100.0%	100.0%
10	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.8%	100,854	100.0%	100.0%
11	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447 Stalls	100.0%	100.0%
12	Fresh Pond Research Park	April 5, 2005	Lease Up	6	90,702	0.7%	46,685	51.5%	51.5%
13	50 Hampshire Street	February 9, 2012	Stabilized	1	183,052	1.5%	181,952	99.4%	99.4%
14	60 Hampshire Street	February 9, 2012	Stabilized	1	39,014	0.3%	39,014	100.0%	100.0%
15	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	2.8%	346,535	99.2%	99.2%
16	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	2.4%	302,919	100.0%	99.5%
17	Kendall Crossing Apartments (2)	December 14, 2011	Stabilized	1	37 Apts.	n/a	37 Apts.	94.4%	100.0%
18	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.5%	191,904	100.0%	100.0%
19	Vassar Street	May 31, 2005	Stabilized	1	60,845	0.5%	60,845	100.0%	100.0%

	Total Boston			25	2,898,507	23.1%	2,643,835	91.2%	90.6%

	San Francisco
20	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.4%	55,588	100.0%	100.0%
21	Ardenwood Venture (3)	June 14, 2006	Lease Up	1	72,500	0.6%	56,257	77.6%	55.2%
22	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.5%	183,344	100.0%	100.0%
23	Bridgeview Technology Park I	September 10, 2004	Lease Up	2	201,567	1.6%	176,616	87.6%	87.6%
24	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.4%	28,714	57.0%	57.0%
25	550 Broadway Street	April 27, 2012	Stabilized	1	71,239	0.6%	71,239	100.0%	n/a
26	Dumbarton Circle	May 27, 2005	Stabilized	3	44,000	0.3%	44,000	100.0%	100.0%
27	Gateway Business Park	October 26, 2010	Stabilized	6	284,013	2.3%	283,164	99.7%	99.7%
28	Industrial Road	August 17, 2004	Stabilized	1	171,344	1.4%	171,344	100.0%	100.0%
29	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.7%	49,915	56.8%	56.8%
30	Pacific Industrial Center	July 11, 2006	Lease Up	1	305,026	2.4%	219,255	71.9%	71.9%
31	Pacific Research Center North	July 11, 2006	Lease Up	6	661,245	5.2%	415,025	62.8%	52.3%
32	Pacific Research Center South	July 11, 2006	Lease Up	3	423,246	3.4%	263,543	62.3%	62.3%
33	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.6%	204,887	100.0%	100.0%

	Total San Francisco			32	2,816,352	22.4%	2,222,891	78.9%	75.3%

	San Diego
34	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.3%	35,344	100.0%	100.0%
35	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.5%	61,286	100.0%	100.0%
36	4570 Executive Drive	September 17, 2010	Lease Up	1	125,219	1.0%	106,757	85.3%	85.3%
37	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.2%	28,704	100.0%	100.0%
38	Gazelle Court	March 30, 2010	Stabilized	1	176,000	1.4%	176,000	100.0%	100.0%
39	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.4%	48,306	100.0%	100.0%
40	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.6%	54,126	75.0%	75.0%
41	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.6%	196,557	100.0%	100.0%
42	6122-6126 Nancy Ridge Drive	April 25, 2012	Stabilized	1	68,000	0.5%	68,000	100.0%	n/a
43	6828 Nancy Ridge Drive	April 21, 2005	Stabilized	1	42,138	0.3%	42,138	100.0%	100.0%
44	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.5%	66,745	100.0%	100.0%
45	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.5%	37,219	54.7%	54.7%
46	San Diego Science Center	October 21, 2004	Lease Up	1	105,364	0.8%	66,818	63.4%	81.0%
47	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.4%	49,347	100.0%	100.0%
48	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.4%	53,740	100.0%	100.0%
49	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.2%	31,184	100.0%	100.0%
50	Sorrento Valley Boulevard	December 7, 2006	Stabilized	1	54,924	0.4%	54,924	100.0%	100.0%

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

JUNE 30, 2012

	Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Percent of Rentable Sq Ft	Leased Square Feet	Percent Leased
								6/30/12	3/31/12
	San Diego (Continued)
51	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.3%	35,940	100.0%	100.0%
52	Sorrento West	October 15, 2010	Lease Up	8	164,074	1.3%	120,983	73.7%	72.9%
53	Summers Ridge	June 8, 2012	Stabilized	—	—	n/a	—	100.0%	n/a
54	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.6%	81,204	100.0%	100.0%
55	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.8%	94,866	100.0%	100.0%
56	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.8%	104,870	100.0%	100.0%
57	Waples Street	March 1, 2005	Stabilized	1	50,055	0.4%	50,055	100.0%	100.0%
58	Wateridge Circle	November 1, 2011	Lease Up	3	106,490	0.8%	82,536	77.5%	100.0%

	Total San Diego			39	1,920,547	15.0%	1,747,649	91.0%	89.8%

	Maryland
59	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.6%	77,225	100.0%	100.0%
60	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	2.3%	289,912	100.0%	100.0%
61	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.4%	51,181	100.0%	100.0%
62	9704 Medical Center Drive	May 3, 2010	Stabilized	1	122,600	1.0%	122,600	100.0%	100.0%
63	9708-9714 Medical Center Drive	May 3, 2010	Redevelopment	3	92,124	0.7%	5,399	5.9%	—
64	1701 / 1711 Research Boulevard	May 9, 2011	Redevelopment	1	104,743	0.8%	104,743	100.0%	100.0%
65	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	5.0%	635,058	100.0%	100.0%
66	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.7%	91,592	100.0%	100.0%
67	50 West Watkins Mill Road	May 7, 2010	Lease Up	1	57,410	0.5%	20,000	34.8%	34.8%
68	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.7%	82,405	100.0%	100.0%

	Total Maryland			16	1,604,250	12.7%	1,480,115	92.3%	91.9%

	New York / New Jersey
69	Ardsley Park	June 23, 2011	Stabilized	5	160,500	1.3%	160,500	100.0%	100.0%
70	Graphics Drive	March 17, 2005	Lease Up	1	72,300	0.6%	46,386	64.2%	64.2%
71	Landmark at Eastview	August 12, 2004	Lease Up	5	768,063	6.1%	604,018	78.6%	81.7%
72	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	2.9%	360,520	100.0%	100.0%
73	One Research Way	May 31, 2006	Lease Up	1	49,421	0.4%	—	—	—

	Total New York / New Jersey			15	1,410,804	11.3%	1,171,424	83.0%	84.7%

	Pennsylvania
74	Eisenhower Road	August 13, 2004	Stabilized	1	27,750	0.2%	27,750	100.0%	100.0%
75	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.6%	71,500	100.0%	100.0%
76	King of Prussia	August 11, 2004	Stabilized	5	374,387	3.0%	374,387	100.0%	100.0%
77	Phoenixville Pike	May 5, 2005	Lease Up	1	104,400	0.8%	90,518	86.7%	86.7%
78	Spring Mill Drive	July 20, 2006	Stabilized	1	76,561	0.6%	76,561	100.0%	87.4%
79	900 Uniqema Boulevard	January 13, 2006	Stabilized	1	11,293	0.1%	11,293	100.0%	100.0%
80	1000 Uniqema Boulevard	September 30, 2005	Lease Up	1	59,821	0.5%	—	—	—

	Total Pennsylvania			11	725,712	5.8%	652,009	89.8%	88.5%

	Seattle
81	Elliott Avenue	August 24, 2004	Lease Up	1	151,194	1.2%	64,483	42.6%	42.6%
82	500 Fairview Avenue	January 28, 2008	Stabilized	1	22,213	0.2%	22,213	100.0%	100.0%
83	530 Fairview Avenue	January 12, 2006	Stabilized	1	96,305	0.8%	96,305	100.0%	93.5%
84	Monte Villa Parkway	August 17, 2004	Lease Up	1	51,000	0.4%	19,108	37.5%	37.5%
85	217th Place	November 21, 2006	Lease Up	1	67,799	0.5%	42,628	62.9%	62.9%

	Total Seattle			5	388,511	3.1%	244,737	63.0%	61.4%

	University Related - Other
86	Granta Park	June 12, 2012	Stabilized	11	472,234	3.7%	469,686	99.5%	n/a
87	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.5%	61,603	100.0%	100.0%
88	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.4%	39,691	82.0%	82.0%
89	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.6%	78,023	100.0%	100.0%
90	Walnut Street	July 7, 2006	Stabilized	4	149,984	1.2%	149,984	100.0%	100.0%
91	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.2%	30,589	100.0%	100.0%

	Total University Related - Other			20	840,827	6.6%	829,576	98.7%	97.6%

	Total			163	12,605,510	100.0%	10,992,236	87.2%	85.6%

(1)	For a definition of Property Status, see page 34.
(2)	Previously held through the Company’s joint venture with PREI; the Company purchased PREI’s interest in these properties in December 2011.
(3)	The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property.

REDEVELOPMENT, PRE-DEVELOPMENT AND OTHER CAPITAL IMPROVEMENTS

JUNE 30, 2012

(Dollars in thousands)

Property	Market	Rentable Square Feet	Percent Leased	Capitalized Interest 3 Mo. Ended 6/30/12 (1)	Investment to Date (2)	Estimated Total Investment (3)	Estimated In-Service Date (4)
REDEVELOPMENT:
Ardsley Park	New York /New Jersey	160,500	100.0%	$329	$34,700	$36,000	In-Service
9708-9714 Medical Center Drive	Maryland	92,124	5.9%	373	29,000	29,400	Q1 2013
1701 / 1711 Research Blvd	Maryland	104,743	100.0%	222	13,200	28,200	Q2 2013

Total / weighted-average		357,367	75.7%	$924	$76,900	$93,600

PRE-DEVELOPMENT:
Eccles Avenue	San Francisco	260,000	—	$364	$28,100	$29,200
4775 / 4785 Executive Drive	San Diego	250,000	—	367	28,500	28,600
450 Kendall Street (Kendall G)	Boston	53,000	—	118	9,200	10,400

Total / weighted-average		563,000	—	$849	$65,800	$68,200
Other Capital Improvements (5)	—			$317	$29,600	$68,400

Total / weighted-average				$2,090	$172,300	$230,200

(1)	Interest was capitalized at an average rate of 5.23% during the three months ended June 30, 2012.
(2)	Includes amounts paid for acquiring the property, landlord improvements, and tenant improvement allowances, but excludes any amounts accrued, and payroll, interest or operating expenses capitalized, through June 30, 2012.
(3)	Excludes costs associated with speculative leasing. Pre-development only includes amounts related to basis, planning, entitlement, or other preparations for future construction and excludes amounts for total estimated future construction costs.
(4)	Management’s estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.
(5)	Includes improvements on operating properties, including major tenant improvement projects on properties which are not considered to be in Redevelopment or Pre-development as of June 30, 2012.

PROPERTY LISTING - UNCONSOLIDATED PARTNERSHIPS AND DEVELOPMENT POTENTIAL

JUNE 30, 2012

(Dollars in thousands)

UNCONSOLIDATED PARTNERSHIPS:	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Leased Square Feet	Percent Leased		Market
Property						6/30/12	3/31/12
McKellar Court
McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego
PREI
650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	280,000	126,065	45.0%	—	Boston
350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	n/a	100.0%	100.0%	Boston

	McKellar Court (2)	PREI	Total
Total assets	$14,181	$47,184	$261,365
Total debt (3)	10,280	138,975	149,255
Current annualized base rent	1,920	6,884	8,804
BioMed’s net investment in unconsolidated partnerships	$12,274	$20,288	$32,562
BioMed’s pro rata share of debt	—	27,795	27,795
BioMed ownership percentage	22%	20%	20%

DEVELOPMENT POTENTIAL:	Estimated Developable Square Feet
Market
Boston	103,000
San Francisco	1,606,000
San Diego	250,000
Maryland	674,000
New York / New Jersey	964,000
Pennsylvania	103,000
Seattle	114,000
University Related - Other	138,000

Total	3,952,000

(1)	For a definition of Property Status, see page 34.
(2)	The Company owns a general partnership interest in the limited partnership that owns this property, which entitles it to 75% of the gains upon a sale of the property and 22% of the operating cash flows.
(3)	McKellar Court’s debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company’s consolidated balance sheet.

LEASE EXPIRATIONS

JUNE 30, 2012

The weighted-average remaining lease terms are 7.7 years.

			Current (1)			Expiration (2)
Expiration	Leased Square Feet	Percent of Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet
			(In thousands)			(In thousands)
Month-to-month	5,114	—	$104	—	$20.34	$104	—	$20.34
Third quarter 2012	127,571	1.1%	3,976	0.9%	31.17	3,959	0.8%	31.03
Fourth quarter 2012	216,675	1.9%	14,706	3.4%	67.87	14,706	3.0%	67.87

2012	344,246	3.0%	18,682	4.3%	54.27	18,665	3.8%	54.22
2013	512,842	4.6%	11,532	2.7%	22.49	12,087	2.5%	23.57
2014	771,138	6.9%	22,459	5.3%	29.12	22,934	4.7%	29.74
2015	515,710	4.6%	16,906	4.0%	32.78	17,964	3.7%	34.83
2016	1,304,845	11.7%	55,373	13.0%	42.44	58,994	12.2%	45.21
2017	357,515	3.2%	10,811	2.5%	30.24	12,392	2.6%	34.66
2018	1,218,015	10.9%	52,745	12.3%	43.30	58,564	12.1%	48.08
2019	493,086	4.4%	14,952	3.5%	30.32	16,628	3.4%	33.72
2020	720,652	6.4%	27,487	6.4%	38.14	26,815	5.5%	37.21
2021	679,533	6.1%	18,527	4.3%	27.26	21,720	4.5%	31.96
Thereafter	4,268,468	38.2%	177,845	41.7%	41.66	218,575	45.0%	51.21

Total / weighted-average	11,191,164	100.0%	$427,423	100.0%	$38.19	$485,442	100.0%	$43.38

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

EXPIRATIONS BY MARKET

JUNE 30, 2012

	Leased Square Feet
Expiration	Boston	San Francisco	San Diego	Maryland	NY/NJ	Pennsylvania	Seattle	University/Other	Total
Month-to-month	—	—	3,071	—	2,043	—	—	—	5,114
2012	12,292	138,963	146,875	—	23,127	—	22,213	776	344,246
2013	15,410	179,072	207,754	—	20,141	61,703	19,108	9,654	512,842
2014	67,033	74,929	62,060	62,900	63,525	407,961	—	32,730	771,138
2015	46,192	73,875	313,193	—	—	44,382	—	38,068	515,710
2016	683,587	195,061	27,849	—	40,687	31,166	36,885	289,610	1,304,845
2017	76,277	110,561	48,223	51,181	61,517	—	9,756	—	357,515
2018	807,347	85,274	243,555	—	24,944	—	42,628	14,267	1,218,015
2019	23,115	133,571	—	168,817	—	—	49,664	117,919	493,086
2020	289,192	49,915	72,863	127,999	44,249	—	—	136,434	720,652
2021	16,634	250,306	8,365	39,505	132,933	71,500	—	160,290	679,533
Thereafter	732,821	931,364	686,704	1,029,713	758,258	35,297	64,483	29,828	4,268,468

Total	2,769,900	2,222,891	1,820,512	1,480,115	1,171,424	652,009	244,737	829,576	11,191,164

10 LARGEST TENANTS

JUNE 30, 2012

BioMed’s properties were leased to 195 tenants.

	Tenant	Leased Square Feet	Percent of Leased Sq Ft	Annualized Base Rent Current (1)	Annualized Base Rent per Leased Sq Ft Current	Percent of Annualized Base Rent Current Total Portfolio	Lease Expiration
				(In thousands)
1	Human Genome Sciences, Inc. (2)	924,970	8.3%	$44,483	$48.09	10.4%	June 2026
2	Vertex Pharmaceuticals Incorporated (3)	685,286	6.1%	34,516	50.37	8.1%	Multiple
3	Elan Pharmaceuticals, Inc. (4)	414,430	3.7%	27,238	65.72	6.4%	Multiple
4	Beth Israel Deaconess Medical Center, Inc.	362,364	3.2%	25,543	70.49	6.0%	July 2023
5	Regeneron Pharmaceuticals, Inc. (5)	599,676	5.4%	24,393	40.68	5.7%	Multiple
6	Sanofi (6)	418,003	3.7%	19,470	46.58	4.6%	Multiple
7	Children’s Hospital Corporation (7)	200,081	1.8%	13,754	68.74	3.2%	May 2023
8	Ironwood Pharmaceuticals, Inc.	210,259	1.9%	11,220	53.36	2.6%	February 2016
9	Merck & Co., Inc. (8)	214,946	1.9%	10,632	49.46	2.5%	Multiple
10	Janssen Biotech, Inc. (Johnson & Johnson)	374,387	3.3%	9,002	24.04	2.1%	April 2014

	Total / weighted-average (9)	4,404,402	39.3%	$220,251	$50.01	51.6%

(1)	Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Subsequent to quarter end, GlaxoSmithKline plc (GSK) and Human Genome Sciences (HGS) entered into a definitive agreement under which GSK will acquire HGS.
(3)	81,204 square feet are leased with a subsidiary of Vertex Pharmaceuticals Incorporated. 81,204 square feet expire October 2013, 292,758 square feet expire January 2016, 20,608 square feet expire May 2017, and 290,716 square feet expire May 2018.
(4)	138,963 square feet expire December 2012, 15,482 square feet expire January 2013, 55,098 square feet expire December 2014, 115,888 square feet expire April 2024, and 88,999 square feet expire February 2025.
(5)	7,110 square feet expire June 2014 and 592,566 square feet expire July 2024.
(6)	343,000 square feet expire August 2018 and 75,003 square feet expire October 2018.
(7)	This tenant guarantees rent on 49,866 square feet leased at the Center for Life Science | Boston.
(8)	This tenant guarantees rent on 39,053 square feet leased at Landmark at Eastview and 30,589 square feet leased at Weston Parkway. 39,053 square feet expire July 2012, 30,589 square feet expire January 2014 and 145,304 square feet expire September 2016.
(9)	Without regard to any early lease terminations and/or renewal options.

SAME PROPERTY ANALYSIS

JUNE 30, 2012

(Dollars in thousands)

	Three Months Ended
	6/30/12	6/30/11	Percent Change
Total Same Property Portfolio (1)
Rentable square feet	11,420,165	11,420,165
Percent of total portfolio	88.1%	95.5%
Percent leased	85.9%	81.3%
Revenues:
Rental	$89,236	$85,778	4.0%
Tenant recoveries	29,653	28,308	4.8%

Total revenues	118,889	114,086	4.2%

Expenses:
Rental operations	35,008	34,711	0.9%

Same property net operating income (2)	$83,881	$79,375	5.7%

Less straight line rents, fair-value lease revenue, lease incentive revenue, and bad debt expense	(921)	(1,428)	(35.5%)

Same property net operating income - cash basis (2) (3)	$82,960	$77,947	6.4%

Rental revenue - cash basis (3)	$87,551	$83,582	4.7%

(1)	The same property portfolio includes properties in the total portfolio that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.
(2)	For a definition and discussion of net operating income, see page 33. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 15.
(3)	Represents rents on a “cash-on-cash” basis.

ACQUISITIONS / DISPOSITIONS

JUNE 30, 2012

Acquisitions detail for 2012:	Market	Closing Date	Rentable Square Feet (1)	Investment	Percent Leased at Acquisition
Property
				(In thousands)
First Quarter 2012
Cambridge Place (2)	Boston	February 9, 2012	286,878	$119,000	80.2%

First quarter total			286,878	$119,000	80.2%

Second Quarter 2012
6122-6126 Nancy Ridge Drive	San Diego	April 25, 2012	68,000	$20,000	100.0%
550 Broadway Street	San Francisco	April 27, 2012	71,239	28,000	100.0%
Summers Ridge	San Diego	June 8, 2012	—	47,102	n/a
Granta Park	University Related-Other	June 12, 2012	472,234	196,044	99.5%

Second quarter total			611,473	$291,146	99.6%

Total 2012 Acquisitions			898,351	$410,146	93.4%

Dispositions detail for 2012:	Market	Closing Date	Rentable Square Feet	Gross Proceeds
Property
				(In thousands)
Second Quarter 2012
Forbes Boulevard	San Francisco	April 27, 2012	240,000	$28,000

Second quarter total			240,000	$28,000

Total 2012 Dispositions			240,000	$28,000

(1)	Rentable square feet at the time of acquisition.
(2)	Includes 210 Broadway, 50 Hampshire Street and 60 Hampshire Street properties.

LEASING ACTIVITY (1)

JUNE 30, 2012

	Leased Square Feet	Current Annualized Base Rent per Leased Sq Ft
Leased Square Feet as of March 31, 2012	10,395,328
Acquisitions	608,925	$31.48
Expirations	(169,811)	38.62
Terminations	(5,048)	33.90
Pre-leased delivery	10,955	27.00
Renewals, amendments, and extensions	87,383	22.36
New leases - 1st generation (2)	219,552	42.60
New leases - 2nd generation (2)	43,880	21.87

Leased Square Feet as of June 30, 2012	11,191,164

Pre-leased Square Feet as of March 31, 2012	90,831
Pre-leased delivery	(10,955)	$27.00

Pre-leased Square Feet as of June 30, 2012	79,876

Gross Leasing Activity - Second Quarter 2012	350,815	$34.96

Net Absorption	186,911	$31.21

(1)	Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy.
(2)	For definitions of first and second generation leases, see page 34.

TENANT IMPROVEMENTS, LEASING COMMISSIONS, AND TENANT CONCESSIONS

JUNE 30, 2012

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Renewals, Amendments, and Extensions (1)
Number of renewals	7	6	7	8	8
Square feet	87,383	70,894	112,795	94,506	102,413
Tenant improvement costs per square foot (2)	$0.17	$10.31	$—	$0.79	$2.42
Leasing commission costs per square foot (2)	1.15	2.99	1.96	6.85	5.52
Tenant concession costs per square foot (2)(3)	0.24	7.99	0.24	—	9.69

Total tenant improvement, leasing commission, and tenant concession costs psf	$1.56	$21.29	$2.20	$7.64	$17.63

New Leases - 1st Generation (4)
Number of leases	8	8	5	2	6
Square feet	219,552	319,947	57,783	107,504	476,335
Tenant improvement costs per square foot (2)	$118.40	$18.98	$42.91	$139.53	$70.24
Leasing commission costs per square foot (2)	17.19	7.84	8.26	0.52	13.68
Tenant concession costs per square foot (2)(3)	4.28	29.22	11.28	0.17	9.84

Total tenant improvement, leasing commission, and tenant concession costs psf	$139.87	$56.04	$62.45	$140.22	$93.76

New Leases - 2nd Generation (4)
Number of leases	8	8	9	9	6
Square feet	43,880	75,418	83,364	124,958	23,771
Tenant improvement costs per square foot (2)	$7.93	$27.22	$0.99	$33.92	$2.84
Leasing commission costs per square foot (2)	5.62	2.78	1.36	8.37	3.03
Tenant concession costs per square foot (2)(3)	7.16	4.22	11.82	10.45	4.71

Total tenant improvement, leasing commission, and tenant concession costs psf	$20.71	$34.22	$14.17	$52.74	$10.58

Total
Number of renewals/leases	23	22	21	19	20
Square feet	350,815	466,259	253,942	326,968	602,519
Tenant improvement costs per square foot (2)	$75.14	$19.00	$10.09	$59.07	$56.05
Leasing commission costs per square foot (2)	11.74	6.29	3.19	5.35	11.87
Tenant concession costs per square foot (2)(3)	3.64	21.95	6.55	4.05	9.61

Total tenant improvement, leasing commission, and tenant concession costs psf	$90.52	$47.24	$19.83	$68.47	$77.53

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.
(2)	Based on management estimates. Assumes all tenant improvement, leasing commission, and tenant concession costs are paid in the calendar year in which the lease commences, which may be different than the year in which they are actually paid.
(3)	Includes both rent concessions due to free or discounted rent periods and lease incentives paid to tenants.
(4)	Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company’s portfolio. For definitions of first and second generation leases, see page 34.

NON-GAAP FINANCIAL MEASURE DEFINITIONS

JUNE 30, 2012

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.

Funds from Operations (FFO), Core Funds from Operations (CFFO), and Adjusted Funds from Operations (AFFO)

We present funds from operations, or FFO, core funds from operations, or CFFO, and adjusted funds from operations, or AFFO, available to common shares and partnership and LTIP units because we consider them important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO, CFFO, and AFFO when reporting their results.

FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges on depreciable real estate, real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate CFFO by adding acquisition-related expenses to FFO. We calculate AFFO by adding to CFFO: (a) non-cash revenues and expenses, (b) recurring capital expenditures and second generation tenant improvements, and (c) leasing commissions.

Our computation of FFO, CFFO and AFFO may differ from the methodology for calculating FFO, CFFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO, CFFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO, CFFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO, CFFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership, (b) impairments, (c) dividends payable on and cost on redemption of our series A preferred stock, (d) non-cash adjustments for marketable securities, (e) gains or losses from sales of real estate, and (f) acquisition-related expenses. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.

Coverage Ratios

We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of adjusted EBITDA as a liquidity measure.

Net Operating Income (NOI)

We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization, and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

DEFINITIONS

JUNE 30, 2012

Property Status

Stabilized

Represents operating properties that are more than 90% leased.

Lease up

Represents operating properties that are less than 90% leased.

Redevelopment

Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter.

Pre-development

Represents development properties that are engaged in activities related to planning, entitlement, or other preparations for future construction.

Development

Represents properties that we are currently developing through ground up construction.

Development Potential

Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development.

Lease Type

First Generation

Leases on space which, in management’s evaluation, require significant improvements to prepare or condition the premises for its intended purpose or enhance the value of the property. This generally includes capital expenditures for development, redevelopment or repositioning a property.

Second Generation

Leases which are not considered by management to be first generation leases.

Recurring Capital Expenditures

Recurring capital expenditures exclude (1) capital improvements that were taken into consideration when underwriting the purchase of a building, (2) items associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building, incurred to prepare or condition the premises for its intended purpose (for example, from office to laboratory) or (4) capital improvements that represent an addition to the property rather than the replacement of property, plant, or equipment.